EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Greater Buffalo Savings Bank 2000 Stock Option Plan and the Greater Buffalo Savings Bank 2002 Stock Option Plan of our report dated February 26, 2004 with respect to the consolidated financial statements of Great Lakes Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Freed Maxick & Battaglia, CPAs, PC

Buffalo, New York

May 26, 2006